SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On November 3, 2005, the 10th Circuit Court on Civil Matters of the First Circuit in México City affirmed a May 31, 2005 decision of a lower appellate court in our favor in a case brought against us by Compania Exportadora de Maquila. Comexma, a former contract manufacturer, had alleged that its business had suffered direct damages and harm to its reputation from an unauthorized anti-counterfeiting raid on its Mexico City facilities in June 2001. The lower appellate court had held that Comexma was not entitled to any damages from us, and awarded us our attorneys’ fees and costs. The higher court affirmed the decision regarding damages, and instructed the lower appellate court to enter judgment in our favor regarding damages and to reconsider the award of attorneys’ fees and costs. On November 10, 2005, the lower appellate court entered a final non-appealable judgment in our favor regarding damages and reversed the award of attorneys’ fees and costs. This decision concludes this case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: November 14, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller